Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:

Michael Sitrick

(US+) 1-310-788-2850

mike_sitrick@sitrick.com

Investor Contact:

Herb Mueller, Chief Financial Officer

(US+) 1-714-430-6500

herb.mueller@rgp.com

Resources Global Professionals Announces Quarterly Dividend Payment Date

IRVINE, Calif.—(BUSINESS WIRE)—October 19, 2018—Resources Global Professionals (“RGP”), the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), announced today that its Board of Directors has approved a cash dividend of $0.13 per share, payable on December 11, 2018 to all shareholders of record on November 13, 2018.

ABOUT RGP

RGP, the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational business consulting firm that helps leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise – accounting; finance; governance, risk and compliance management; corporate advisory, strategic communications and restructuring; information management; human capital; supply chain management; and legal and regulatory.

RGP was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 3,300 professionals, annually serving over 1,800 clients around the world from 67 practice offices.

Headquartered in Irvine, California, RGP has served 87 of the Fortune 100 companies.

The Company is listed on the NASDAQ Global Select Market, the exchange’s highest tier by listing standards. More information about RGP is available at http://www.rgp.com. (RECN-F)

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